Exhibit 99.01

Oklahoma Gas and Electric Company Cautionary Factors

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Oklahoma Gas and Electric Company (the "Company"). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in the Company's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

  Increased competition in the utility industry, including effects of: decreasing margins as a result of competitive pressures; industry restructuring initiatives, including state legislation providing for retail customer choice of electricity providers; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

  Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, transmission, currency, interest rate and warranty risks;

  Risks associated with price risk management strategies intended to mitigate exposure to adverse movement in the prices of electricity and natural gas on both a global and regional basis;

  Economic conditions including inflation rates and monetary fluctuations;

  Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

  Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, state public utility commissions, state entities which regulate natural gas transmission, gathering and processing and similar entities with regulatory oversight;

  Availability or cost of capital such as changes in: interest rates, market perceptions of the utility and energy-related industries, the Company or security ratings;

  Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

  Employee workforce factors including changes in key executives, collective bargaining agreements with union employees, or work stoppages;

  Rate-setting policies or procedures of regulatory entities, including environmental externalities;

  Social attitudes regarding the utility, natural gas and power industries;

  Costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including but not limited to those described in Note 8 of the Notes to Financial Statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, under the caption Commitments and Contingencies;

  Technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

  Other business or investment considerations that may be disclosed from time to time in the Company's Securities and Exchange Commission filings or in other publicly disseminated written documents.

     The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.